Dated as of June 9, 2011

POW! Entertainment, Inc.
Attn: Mr. Gill Champion
9440 Santa Monica Boulevard
Beverly Hills, CA 90210

Re: <u>"Annihilator (aka Ming)"</u>

Dear Gill:

This purchase agreement (the "**Purchase Agreement**") is entered into by and between POW! Entertainment, Inc. ("**Owner**") and Magic Storm Entertainment, LLC ("**Purchaser**"), with respect to the concept and treatment tentatively entitled "*Annihilator (aka Ming)*" (the "**Treatment**"), written by Stan Lee as a work-made-for-hire for Owner, registered or to be registered for copyright registration in the name of Owner in the United States Copyright Office, and assigned to Purchaser pursuant to the terms of this Purchase Agreement (which Treatment, together with all now existing and hereafter created rights therein or related thereto, in any and all media, including all now existing and hereafter created titles, themes, ideas, stories, plots, contents, dialogue, characters, characterizations, settings, artwork, visual images, likenesses, personalities, audio components, musical components, lyrics, compositions, merchandising, related works, derivative works, adaptations and versions and portions thereof, all trademarks, service marks, domain names and all other intellectual property rights therein or related thereto, hereinafter referred to as the "**Property**").

1. **<u>Conditions Precedent</u>.** Purchaser's obligations hereunder are contingent upon the occurrence of all of the following events in a manner, and in form and substance, satisfactory to Purchaser (each a "**Condition Precedent**"):

1.1 Complete execution of this Purchase Agreement and all Exhibits attached hereto and delivery thereof to Purchaser; and

1.2 Delivery by Owner to the U.S. Copyright Office of a properly completed, accurate application for copyright registration of the Treatment in the name of Owner as sole and exclusive copyright proprietor/claimant and author of the Treatment, accompanied by the required filing fees and deposit copies of the Treatment.

2. **<u>Purchase Price</u>.** In consideration of the payment of the sum of Five Hundred Thousand United States Dollars (US $500,000.00) ("**Purchase Price**") from Purchaser to Owner and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Owner hereby sells, grants, conveys and transfers to Purchaser all of Owner's right, title and interest in and to the Property. In addition to the Purchase Price, Owner shall be

entitled to receive a further payment of Three Hundred and Seventy Five Thousand Dollars (US $375,000.00) ("**Additional Payment**") upon the commencement of principal photography of a Theatrical Motion Picture based on the Property. The Additional Payment may be paid by the production entity for such Theatrical Motion Picture and may be paid through rights fees, producers fees or otherwise.

3. **Additional Contingent Compensation**. In addition to the consideration provided for in paragraph 2 above, Owner shall be entitled to contingent and supplemental payments based upon certain uses of the Property as follows:

3.1 Theatrical Remakes. For each Theatrical Remake based on the Property where principal photography is commenced within ten (10) years of the date of this Purchase Agreement, an amount equal to thirty three and one-third percent (33.33%) of the Purchase Price paid pursuant to paragraph 2 above, payable within thirty (30) days after commencement of principal photography of such Theatrical Remake.

3.2 Theatrical Sequels. For each Theatrical Sequel based on the Property where principal photography is commenced within ten (10) years of the date of this Purchase Agreement, an amount equal to thirty three and one-third percent (33.33%) of the Purchase Price paid pursuant to paragraph 2 above, payable within thirty (30) days after commencement of principal photography of such Theatrical Sequel.

4. **Credit**. For a Motion Picture, Theatrical Remake or Theatrical Sequel based on the Property, Purchaser agrees to accord, or cause to be accorded, credit to Owner substantially in a form to be agreed upon by the parties in good faith. Except as expressly provided herein, all other matters regarding credit shall be determined by Purchaser in its sole and absolute discretion and such credit shall be subject to the customary exclusions, limitations and conditions required by the distributors, broadcasters and other licensees of any Motion Picture, Theatrical Remake or Theatrical Sequel based on the Property. No casual or inadvertent failure by Purchaser, or any failure by a third party, to comply with the credit provisions of this Purchase Agreement shall constitute a breach of this Purchase Agreement. Purchaser shall endeavor to include in its agreements with distributors of any Motion Picture, Theatrical Remake or Theatrical Sequel based on the Property a provision requiring such distributors to comply with the credit provisions hereof, but no failure of Purchaser to do so, nor any failure by any such distributor to comply, shall constitute a breach of this Purchase Agreement. Purchaser shall use reasonable efforts prospectively to cure any failure by Purchaser to accord Owner credit as required herein but solely with respect to materials manufactured subsequent to Owner's written notice to Purchaser of said failure. Notwithstanding the foregoing, if there is any claim related to the Property or if, in Purchaser's reasonable opinion, there is a potential for a claim that the Property, or reference to the Property or its contents or to Owner, would or might violate or infringe upon any rights of any third party or any law, regulation, rule or order, in addition to any other right or remedy available to Purchaser, Purchaser shall have the right to withhold the credit provided for herein or any other credit to Owner or reference to the Property. Without limiting the foregoing, it is the party's intention to give a single card credit to Stan Lee as creator of the Property. Other

credits, if any, will be determined pursuant to this Section. No credit will be given to Stan Lee or to Owner without the prior consent of Owner.

5. **Repurchase Rights/Turnaround Rights** If no Theatrical Motion Picture based on the Property has commenced principal photography within 36 months of the payment of the Purchase Price or if principal photography has commenced in such time but the Theatrical Motion Picture has not been released within 18 months of the completion of principal photography, then Owner shall have the right to repurchase the Property upon payment of an amount equal to the Purchase Price to the Purchaser. Owner shall have the right, but not the obligation, to purchase any script associated with the Property from the Purchaser by paying to Purchaser an amount equal to any writers fees (including any WGA or similar fees) paid by Purchaser for such script. If the Owner exercises the repurchase rights set forth in this section, any works created during the term of the ownership by Purchaser, including, without limitation, any television series, television programs, television movies, electronic games (whether on line, platform based or designed for pc) or other derivative work shall remain the property of the Purchaser.

6. **Additional Documents.** Owner shall execute, acknowledge and deliver, and shall cause to be executed, acknowledged and delivered, to Purchaser any and all additional documents or instruments not in conflict with this Purchase Agreement, and shall do any and all things, that Purchaser may determine to be necessary or desirable to effectuate the purposes of this Purchase Agreement including, but not limited to: (a) a short form assignment, attached hereto as Exhibit "C" and incorporated herein by this reference, and (c) a certificate of authorship, attached hereto as Exhibit "D" and incorporated herein by this reference. Owner shall execute, acknowledge and deliver to Purchaser such documents (Exhibits "C" and "D") simultaneously with Owner's execution of this Purchase Agreement. If any such document or instrument is undated or contains blanks, Purchaser hereby irrevocably is authorized by Owner to date and complete each such document or instrument and to record it in the United States Copyright Office and elsewhere and otherwise to utilize any such document or instrument to evidence, perfect or enforce Purchaser's rights in the Property. If, within five (5) Business Days after Purchaser's request therefor, Owner fails to execute, acknowledge or deliver, or cause to be executed, acknowledged or delivered, any such document or instrument, or take any such action, including, but not limited to, instituting and maintaining an action for infringement or other violation of any of the rights herein granted to Purchaser, Owner hereby absolutely, irrevocably and unconditionally appoints Purchaser as Owner's attorney-in-fact with the right, but not the obligation, to do any such thing, to execute such documents or instruments and institute and maintain actions in Owner's name and on Owner's behalf but for Purchaser's benefit, which appointment is and shall be deemed to be coupled with an interest, irrevocable, delegable and transferrable, and shall survive Owner's subsequent incapacity. Purchaser shall deliver to Owner copies of any document or instrument executed by Purchaser pursuant to this paragraph; provided, however, that Purchaser's failure to do so shall not constitute a breach of this Purchase Agreement. In the event that Owner exercises its Repurchase Rights/Turnaround Rights under Section 5, then Purchaser shall provide reciprocal declarations in favor of Owner.

7. **Prior Publication.** Owner represents and warrants that there has been no prior publication of the Property.

8. **Legal Counsel**. Owner acknowledges that it has obtained and relied upon the advice of independent legal counsel in connection with this Purchase Agreement.

9. **Owner Revisions to Treatment**. Owner agrees that it will work with Purchaser to prepare and deliver to Purchaser a revised Treatment within 30 days of the execution of this Purchase Agreement.

10. **Standard Terms and Conditions.** The Standard Terms and Conditions attached hereto as Exhibit "A" are incorporated herein by this reference as though fully set forth herein in full. If there is any inconsistency between this Purchase Agreement and the Standard Terms and Conditions, the inconsistency shall be governed by the Purchase Agreement.

Please confirm your understanding of and agreement with this Purchase Agreement by signing where indicated below.

MAGIC STORM ENTERTAINMENT, LLC

By:
Its: COO

ACCEPTED AND AGREED:

POW! ENTERTAINMENT, INC.

By:
Its: CEO / President